Exhibit 99.1

PRESS RELEASE

EPR Properties Announces Proposed $500.0 Million Convertible Senior Notes Offering

KANSAS CITY, MO (BUSINESS WIRE) – November 11, 2026 – EPR Properties (NYSE:EPR) (the “Company”) today announced its intention to offer, subject to market and other conditions, $500.0 million aggregate principal amount of convertible senior notes due 2032 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also expects to grant the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $75.0 million aggregate principal amount of Notes.

The Notes will be senior, unsecured obligations of the Company, will accrue interest payable semi-annually in arrears and will mature on February 15, 2032, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their Notes in certain circumstances and during specified periods. The Company will settle conversions in cash and, if applicable, common shares.

The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after February 20, 2030 and on or before the 50th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common shares exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The Notes will also be redeemable, in whole or in part, for cash at the Company’s option at any time to the extent necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes, provided certain conditions are satisfied. The Notes will also be redeemable, in whole and not in part, for cash at the Company’s option at any time if the principal amount of the Notes then outstanding is less than 10% of the aggregate principal amount of the Notes issued in the Offering (including any additional Notes issued pursuant to any exercise of the initial purchasers’ option to purchase additional Notes) and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require the Company to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the Notes will be determined at the pricing of the Offering.

Use of Proceeds and Concurrent Share Repurchases

The Company intends to use a portion of the net proceeds from the Offering to fund the cost of entering into the capped call transactions described below. The Company intends to use up to $75.0 million of the net proceeds from the Offering to repurchase the Company’s common shares concurrently with the pricing of the Offering in privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliate, as the Company’s agent. The Company intends to use the remainder of the net proceeds from this Offering, together with cash on hand, to repay in full the $450.0 million aggregate principal amount of its 4.750% Senior Notes due 2026 upon maturity on December 15, 2026. If the initial purchasers exercise their option to purchase additional Notes, the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. The concurrent repurchases of common shares described above may result in the Company’s common shares trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the Notes the Company is offering.

Capped Call Transactions

In connection with the pricing of the Notes, the Company expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “Option Counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of common shares that will initially underlie the Notes. If the initial purchasers exercise their option to purchase additional Notes, then the Company expects to enter into additional capped call transactions with the Option Counterparties.

The capped call transactions are expected generally to reduce the potential dilution to the Company’s common shares upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of the Company’s common shares, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

The Company expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common shares and/or purchase the Company’s common shares concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common shares or the Notes at that time.

In addition, the Company expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common shares and/or purchasing or selling the Company’s common shares or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and (x) are likely to do so during any observation period related to a conversion of Notes or following any repurchase of Notes by the Company in connection with any redemption or fundamental change, (y) following any repurchase of the Notes by the Company other than in connection with any redemption or fundamental change if the Company elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if the Company otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of the Company’s common shares or the Notes, which could affect the ability to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of the Company’s common shares, if any, and value of the consideration that noteholders will receive upon conversion of the Notes.

Important Information

The offer and sale of the Notes and any of the Company’s common shares issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any of the Company’s common shares issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About EPR Properties

EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues that create value by facilitating out-of-home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $6.2 billion (after accumulated depreciation of approximately $1.8 billion) across 43 states and Canada. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements, including statements regarding the anticipated terms of the Notes being offered, the completion, timing and size of the proposed Offering, the intended use of the net proceeds and the anticipated terms of, and effects of entering into, the capped call transactions described above. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of the Company’s common shares and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the SEC. The Company may not consummate the proposed Offering described in this press release and, if the proposed Offering is consummated, cannot provide any assurances regarding the final terms of the Offering or the Notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and the Company does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact:

EPR Properties

Brian Moriarty

Senior Vice President – Corporate Communications

brianm@eprkc.com | 816-472-1700